Exhibit 4.2 Page 1

             	OASIS OIL CORPORATION - SERIES A PREFERRED STOCK
        	RIGHTS, PRIVILEGES, PREFERENCES, LIMITATIONS AND RESTRICTIONS
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                               	AMENDMENT

The undersigned is a holder of the Series A Preferred Stock issued by Oasis Oil Corporation ("Oasis"). For good and valuable consideration in hand paid, the value and sufficiency of which is hereby acknowledged, the undersigned does hereby agree that, on and as of and effective on December 31, 1996, (i) Paragraph 3 of said Series A Preferred Stock entitled "Right to
Call for Redemption" shall be in its entirety, and it is hereby in its entirety, stricken, eliminated, and removed from the rights, preferences, privileges, limitations, and restrictions of said Series A Preferred Stock,
(ii) the undersigned surrenders and relinquishes any and all rights to call for redemption, or to make any similar call for payment, of or for the Series A Preferred Stock, and (iii) the undersigned covenants and agrees that he shall never make any attempt to call or require redemption or payment of the Series A Preferred Stock. As a result of this agreement, the undersigned recognizes and understands that any redemption or payment of or for the principal or interest of the Series A Preferred Stock remains wholly and exclusively within the discretion, judgement, and decision of Oasis Oil Corporation.


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Printed Name of Certificate Holder


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Signature of Certificate Holder


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Date